Exhibit 4.2

DISCOVER CARD EXECUTION NOTE TRUST

Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Indenture Trustee

CLASS C(2023-1) TERMS DOCUMENT

Dated as of January 31, 2023

to

SECOND AMENDED AND RESTATED INDENTURE SUPPLEMENT

Dated as of December 22, 2015

for the DiscoverSeries Notes

to

AMENDED AND RESTATED INDENTURE

Dated as of December 22, 2015

Exhibit

Exhibit A	Form of Class C Note

i

THIS CLASS C(2023-1) TERMS DOCUMENT (this “Terms Document”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor to U.S. Bank National Association), a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of January 31, 2023.

Pursuant to this Terms Document, the Issuer shall create a new Tranche of Class C Notes of the DiscoverSeries and shall specify the principal terms thereof.

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Note Purchase Agreement, dated as of January 31, 2023, by and among Discover Card Execution Note Trust, Discover Bank and Discover Funding LLC (as may be amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Note Purchase Agreement”), the Indenture Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

(4) all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document; the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;

(5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling, but solely with respect to the Class C(2023-1) Notes;

(6) each capitalized term defined herein shall relate only to the Class C(2023-1) Notes and no other Tranche of Notes issued by the Issuer;

(7) “including” and words of similar import will be deemed to be followed by “without limitation”; and

(8) for purposes of determining any amount or making any calculation hereunder, such amount or calculation, (x) if specified to be as of the first day of any Due Period, shall (a) include any Notes issued during such Due Period as if such Notes had been outstanding on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period, and (y) if specified to be as of the close of business on the last day of any Due Period shall give effect to any payments, deposits or other allocations made on the related Distribution Date.

“Accumulation Amount” shall not apply with respect to the Class C(2023-1) Note.

“Accumulation Period” shall not apply with respect to the Class C(2023-1) Note.

“Class C(2023-1) Adverse Event” means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class C(2023-1) Notes or (b) an Event of Default and acceleration of the Class C(2023-1) Notes; provided, however, that if the only such event to have occurred is an Excess Spread Early Redemption Event for which an Excess Spread Early Redemption Cure has occurred, a Class C(2023-1) Adverse Event shall not be treated as continuing from and after the date of such cure.

“Class C(2023-1) Note” means any Note, in the form set forth in Exhibit A hereto, designated therein as a Class C(2023-1) Note and duly executed and authenticated in accordance with the Indenture.

“Class C(2023-1) Noteholder” means a Person in whose name a Class C(2023-1) Note is registered in the Note Register.

“Class C(2023-1) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.

“Class C Reserve Account Percentage” means 0.00%.

“Class C Tranche Interest Allocation” means, notwithstanding anything to the contrary in the Indenture Supplement, for the Class C(2023-1) Notes, zero.

“Encumbered Amount” means, for the Class C(2023-1) Notes, an amount equal to

(a) the Nominal Liquidation Amount of the Class C(2023-1) Notes, divided by

(b) the Nominal Liquidation Amount of all Tranches of Class C Notes in the DiscoverSeries, multiplied by

(c) the sum of (i) the aggregate Required Subordinated Amount of Class C Notes for all Tranches of Class A Notes in the DiscoverSeries with a Required Subordinated Amount of Class B Notes equal to zero and a Required Subordinated Amount of Class C Notes greater than zero and (ii) the aggregate Required Subordinated Amount of Class C Notes for all Tranches of Class B Notes in the DiscoverSeries with a Required Subordinated Amount of Class C Notes greater than zero.

“Encumbered Required Subordinated Amount of Class D Notes” means, for the Class C(2023-1) Notes, the product of

(a) the sum of (1) the aggregate Required Subordinated Amount of Class D Notes for all Tranches of Class A Notes in the DiscoverSeries with a Required Subordinated Amount of Class D Notes greater than zero, plus (2) the aggregate Unencumbered Required Subordinated Amount of Class D Notes for all Tranches of Class B Notes in the DiscoverSeries with an Unencumbered Required Subordinated Amount of Class D Notes greater than zero, multiplied by

(b) a percentage equivalent to a fraction, the numerator of which is the Nominal Liquidation Amount of the Class C(2023-1) Notes, and the denominator of which is the Nominal Liquidation Amount of all Tranches of Class C Notes in the DiscoverSeries.

“Expected Maturity Date” means (i) with respect to the Class C(2023-1) Notes, the latest “Expected Maturity Date” for any Senior Class of DiscoverSeries Notes and (ii) with respect to any Tranche of any Senior Class of DiscoverSeries Notes, the date identified in the applicable Terms Document as the “Expected Maturity Date” for such Notes.

“Expected Principal Payment Date” means (i) the Expected Maturity Date, (ii) each Distribution Date on which the amount calculated pursuant to Section 2.02 is positive and (iii) any Distribution Date that is designated as an Expected Principal Payment Date pursuant to Section 2.08.

“Indenture” means the Amended and Restated Indenture, dated as of December 22, 2015, by and between the Issuer and Indenture Trustee, as amended by Amendment No. 1 to Master Indenture and Amendment No. 1 to Indenture Supplement, dated as of August 27, 2019, as supplemented by the Indenture Supplement, as such agreement may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Indenture Supplement” means the Second Amended and Restated Indenture Supplement for the DiscoverSeries Notes, dated as of December 22, 2015, by and between the Issuer and the Indenture Trustee, as amended by Amendment No. 1 to Master Indenture and Amendment No. 1 to Indenture Supplement, dated as of August 27, 2019, as the same may be further amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

“Initial Dollar Principal Amount” means $0 or such higher amount as is specified in any Notice of Additional Issuance under Section 2.06.

“Interest Accrual Period” shall not apply with respect to the Class C(2023-1) Notes.

“Interest Payment Date” shall not apply with respect to the Class C(2023-1) Notes.

“Issuance Date” means January 31, 2023 with respect to all Class C(2023-1) Notes issued on the date hereof and, with respect to any increase in the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes pursuant to Section 2.06, any Issuance Date specified in the Notice of Additional Issuance delivered thereunder.

“Legal Maturity Date” means (i) with respect to the Class C(2023-1) Notes, the latest “Legal Maturity Date” for any Senior Class of DiscoverSeries Notes and (ii) with respect to any Tranche of any Senior Class of DiscoverSeries Notes, the date identified in the applicable Terms Document as the “Legal Maturity Date” for such Notes.

“Nominal Liquidation Amount” means, notwithstanding anything to the contrary in the Indenture Supplement, with respect to the Class C(2023-1) Notes:

(a) on the Initial Issuance Date, $0;

(b) on any Distribution Date thereafter, such amount as increased or decreased pursuant to Section 3.01 of the Indenture Supplement and this Terms Document;

(c) on any date, other than a Distribution Date, on which Prefunding Excess Amount are withdrawn from the applicable Principal Funding Subaccount pursuant to Section 4.04 of the Indenture Supplement, the Nominal Liquidation Amount as of the beginning of such date plus the Prefunding Excess Amount so withdrawn; and

(d) on and after the date of a Receivables Sale for the Class C(2023-1) Notes, zero.

“Note Interest Rate” shall not apply with respect to the Class C(2023-1) Notes.

“Notice of Additional Issuance” has the meaning set forth in Section 2.06 hereof.

“Outstanding Dollar Principal Amount” means, for the Class C(2023-1) Notes, the Stated Principal Amount.

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Securities and Exchange Commission to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act.

“Required Daily Deposit Target Finance Charge Amount” means, for any day in a Due Period, an amount equal to the Class C Tranche Interest Allocation for the related Distribution Date.

“Required Daily Deposit Target Principal Amount” means, for any day in a Due Period, (i) if such day is on or after the occurrence and during the continuance of a Class C(2023-1) Adverse Event, the lesser of (x) the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes and (y) the Nominal Liquidation Amount of the Class C(2023-1) Notes, and (ii) in all other circumstances, zero.

“Required Subordinated Amount of Class D Notes” means, for the Class C(2023-1) Notes for any date of determination, an amount equal to the sum of

(a) the Unencumbered Required Subordinated Amount of Class D Notes for such Class C(2023-1) Notes and

(b) the Encumbered Required Subordinated Amount of Class D Notes for such Class C(2023-1) Notes;

provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class C(2023-1) Adverse Event, the Required Subordinated Amount of Class D Notes for the Class C(2023-1) Notes will be the greater of

(x) the amount determined above for such date of determination and

(y) the amount determined above for the date immediately prior to the date on which such Class C(2023-1) Adverse Event shall have occurred.

“Required Subordinated Percentage of Class D Notes (Unencumbered)” means, for the Class C(2023-1) Notes, 9.28961749%, subject to adjustment in accordance with Section 2.07.

“Seller’s Interest” means, at any time, a “seller’s interest” as defined in, and calculated in accordance with, Regulation RR.

“Seller’s Interest Measurement Date” means the last day of each calendar month.

“Stated Principal Amount” means (a) $0 plus (b) the sum of all amounts specified in any Notice of Additional Issuance delivered under Section 2.06, minus (c) the aggregate amount of principal paid to the Class C(2023-1) Noteholders pursuant to Section 2.03.

“Targeted Accumulation Reserve Subaccount Deposit” shall not apply with respect to the Class C(2023-1) Notes.

“Unencumbered Amount” means, for the Class C(2023-1) Notes, an amount equal to the Nominal Liquidation Amount of the Class C(2023-1) Notes minus the Encumbered Amount for the Class C(2023-1) Notes.

“Unencumbered Required Subordinated Amount of Class D Notes” means, for the Class C(2023-1) Notes, an amount equal to the product of

(a) the Unencumbered Amount for the Class C(2023-1) Notes and

(b) the Required Subordinated Percentage of Class D Notes (Unencumbered) for the Class C(2023-1) Notes.

Section 1.02. Representations and Warranties of Issuer. The Issuer represents and warrants that:

(a) the Issuer has been duly formed and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Terms Document and to perform the terms and provisions hereof;

(b) the execution, delivery and performance of this Terms Document by the Issuer have been duly authorized by all necessary limited liability company and statutory trust proceedings of the Beneficiary and the Owner Trustee, do not require any approval or consent of any governmental agency or authority and do not and will not conflict with any material provision of the Certificate of Trust or the Trust Agreement of the Issuer;

(c) this Terms Document is the valid, binding and enforceable obligation of the Issuer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles;

(d) to the best of the Issuer’s knowledge, this Terms Document will not conflict with any law or governmental regulation or court decree applicable to it;

(e) the Issuer is not required to be registered under the Investment Company Act;

(f) all information heretofore furnished by the Issuer in writing to the Indenture Trustee for purposes of or in connection with this Terms Document or any transaction contemplated hereby is, and all such information hereafter furnished by the Issuer in writing to the Indenture Trustee will be, true and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified; and

(g) to the best knowledge of the Issuer, there are no proceedings or investigations pending against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Issuer (A) asserting the invalidity of this Terms Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Terms Document or (C) seeking any determination or ruling which in the Issuer’s judgment would materially and adversely affect the performance by the Issuer of its obligations under this Terms Document or the validity or enforceability of this Terms Document.

Section 1.03. Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants and any successor trustee shall represent and warrant that:

(a) the Indenture Trustee is organized, existing and in good standing under the laws of the United States of America;

(b) the Indenture Trustee has full power, authority and right to execute, deliver and perform the Indenture and this Terms Document, and has taken all necessary action to authorize the execution, delivery and performance by it of this Terms Document; and

(c) this Terms Document has been duly executed and delivered by the Indenture Trustee.

Section 1.04. Limitations on Liability. (a) It is expressly understood and agreed by the parties hereto that (i) this Terms Document is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee and the Issuer is made and intended not as a personal representation, undertaking or agreement by WTC but is made and intended for the purpose of binding only the Issuer, (iii) nothing herein contained will be construed as creating any liability on WTC individually or personally, to perform any covenant either expressed or implied contained herein of the Owner Trustee or the Issuer, all such liability, if any, being expressly waived by the parties to this Terms Document and by any Person claiming by, through or under them, (iv) WTC has made no investigation as to the accuracy or completeness of any representations and warranties made by the Owner Trustee or the Trust in this Agreement and (v) under no circumstances will the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee or the Issuer under this Terms Document or any related documents.

(b) None of the Indenture Trustee, the Owner Trustee, the Calculation Agent, the Beneficiary, the Depositor, any Master Servicer or any Servicer or any of their respective officers, directors, employees, incorporators or agents will have any liability with respect to this Terms Document, and recourse may be had solely to the Collateral pledged to secure the Class C(2023-1) Notes under the Indenture, the Indenture Supplement and this Terms Document.

Section 1.05. Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

Section 1.06. Counterparts; Electronic Signatures. This Terms Document may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. The parties agree that this Terms Document or any amendment hereto, or any other document necessary for the consummation of the transaction contemplated by this Terms Document, as it may be amended from time to time, may be accepted, executed or agreed to through the use of an electronic signature provided by one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by any electronic signature provider that creates a record that may be retained, retrieved and reviewed by a recipient thereof and is in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with the requirements of this Section 1.06 will be binding on all parties thereto to the same extent as if it were physically executed.

Section 1.07. Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as supplemented by the Indenture Supplement and this Terms Document shall be read, taken and construed as one and the same instrument.

ARTICLE II.

THE CLASS C(2023-1) NOTES

Section 2.01. Creation and Designation. There is hereby created a Tranche of Class C Notes to be issued pursuant to this Terms Document, the Indenture and the Indenture Supplement to be known as the “DiscoverSeries Class C(2023-1) Notes.”

Section 2.02. Principal Payments.

For each Principal Payment Date, the amount of principal due with respect to the Class C(2023-1) Notes shall be an amount, if positive, equal to:

(a) the Nominal Liquidation Amount of the Class C(2023-1) Notes after giving effect to any reductions in the Nominal Liquidation Amount of the Class C(2023-1) Notes in accordance with Section 3.01 of the Indenture Supplement on such date (other than reductions pursuant to clauses 62, 70 and 71 thereof), minus

(b) the greater of (i) the aggregate Class A Available Subordinated Amount of Class C Notes for each Outstanding Tranche of Class A Notes and (ii) the aggregate Class B Available Subordinated Amount of Class C Notes for each Outstanding Tranche of Class B Notes, in each case, after giving effect to any reductions in the Nominal Liquidation Amount of any Outstanding Tranche of Class A Notes and Class B Notes in accordance with Section 3.01 of the Indenture Supplement on such date;

For the avoidance of doubt, no principal payment will be made with respect to these Class C(2023-1) Notes if such payment would cause the total Nominal Liquidation Amount of all Class C Notes to be less than the aggregate Class B Available Subordinated Amount of Class C Notes or the aggregate Class A Available Subordinated Amount of Class C Notes.

Section 2.03. Payments of Principal. (a) The Issuer will cause principal in the amount determined pursuant to Section 2.02 and Section 2.08 to be paid on each Principal Payment Date, with the last such principal payment to be made on the Expected Maturity Date; provided, however, that it shall not be an Event of Default if principal is not paid in full on such Expected Maturity Date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement. For the avoidance of doubt, the amount of principal to be paid as determined pursuant to Section 2.02 and Section 2.08 shall be used to calculate the Targeted Principal Deposit for the Class C(2023-1) Notes pursuant to clause (a) of the definition thereof. All payments of principal on the Class C(2023-1) Notes shall be made as set forth in Section 1102 of the Indenture.

(b) The right of the Class C(2023-1) Noteholders to receive payments from the Issuer will terminate on the Class C(2023-1) Termination Date.

(c) All payments of principal or other amounts to the Class C(2023-1) Noteholders will be made pro rata based on the Outstanding Dollar Principal Amount of their Class C(2023-1) Notes.

Section 2.04. Form of Delivery of Class C(2023-1) Notes; Denominations. (a) The Class C(2023-1) Notes shall be delivered in the form of a definitive Registered Note as provided in Section 201 of the Indenture. The form of the Class C(2023-1) Notes is attached hereto as Exhibit A.

(b) The Class C(2023-1) Notes shall, until such time as the laws of any jurisdiction in which they are offered or sold no longer restrict the transfer or sale thereof, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF DISCOVER CARD EXECUTION NOTE TRUST, DISCOVER FUNDING LLC AND DISCOVER BANK THAT (A) THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR, IN THE CASE OF THE INITIAL HOLDER HEREOF ONLY, ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT, (2) TO DISCOVER CARD EXECUTION NOTE TRUST, DISCOVER FUNDING LLC, DISCOVER BANK OR THEIR AFFILIATES OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IF APPLICABLE, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

No Class C(2023-1) Notes shall be transferred except in accordance with the transfer restrictions described in the legend set forth above.

(c) The Class C(2023-1) Notes will be issued in a maximum amount up to $3,500,000,000. The Outstanding Dollar Principal Amount may be in an amount equal to or less than such maximum amount as determined pursuant to this Terms Document.

Section 2.05. Delivery and Payment for the Class C(2023-1) Notes. The Issuer shall execute and deliver the Class C(2023-1) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class C(2023-1) Notes when authenticated, each in accordance with Sections 203 and 303 of the Indenture.

Section 2.06. Increases in the Outstanding Dollar Principal Amount.

(a) The Issuer may increase the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes up to the maximum amount of the Class C(2023-1) Notes set forth in Section 2.04(c), so long as the following conditions precedent are satisfied:

(i)

the Issuer shall have given the Indenture Trustee written notice of such increase in the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes (the “Notice of Additional Issuance”) at least one (1) Business Day in advance of the Issuance Date thereof, which notice shall include:

(A)	the Issuance Date of such increase in the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes;

(B)

the amount of such increase in the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes and the resulting Outstanding Dollar Principal Amount, Stated Principal Amount and Nominal Liquidation Amount of Class C(2023-1) Notes;

(C)

any other terms that the Issuer may set forth in such Notice of Additional Issuance to clarify the effect of such increase in the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes on any calculations to be made with respect to the Class C(2023-1) Notes, Class C, or the Issuer; and

(D)	written direction to the Indenture Trustee to increase the Outstanding Principal Amount of the Notes on such Issuance Date;

all such terms shall be incorporated into and form a part of this Terms Document on and after the effective date of such Class C(2023-1) Notes; and

(ii)	no Class C(2023-1) Adverse Event has occurred and is continuing.

(b) Any increase in the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes pursuant to this Section 2.06 shall be subject to clauses (ii), (iii), (iv) and (v) of Section 2.02 of the Indenture Supplement.

(c) The Issuer shall not have to satisfy the conditions set forth in Section 310 of the Indenture in connection with an increase in the Outstanding Dollar Principal Amount of the Class C(2023-1) Notes so long as such conditions were satisfied or waived in connection with the initial issuance of Class C(2023-1) Notes. Any such increase shall be deemed to have occurred under Section 310 of the Indenture and this Section 2.06 for purposes of the Indenture, the Indenture Supplement and this Terms Document.

Section 2.07. Adjustments to Required Subordinated Percentage and Amount.

(a) On any date, the Issuer shall, at the direction of the Beneficiary, change the Required Subordinated Percentage of Class D Notes (Unencumbered) for the Class C(2023-1) Notes, without the consent of any Noteholders; provided that the Issuer has received written confirmation from each applicable Note Rating Agency that the change in such percentage will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes.

(b) On any date, the Issuer shall, at the direction of the Beneficiary, replace all or a portion of the Required Subordinated Amount of Class D Notes for the Class C(2023-1) Notes with a different form of credit enhancement (including, without limitation, a cash collateral account, a letter of credit, a reserve account, a surety bond, an insurance policy or a collateral interest, or any combination thereof) and shall add such definitions and other terms and make such additional amendments to this Terms Document as shall be necessary for such replacement without the consent of any Noteholders, provided that the Issuer has received written confirmation from each applicable Note Rating Agency that such replacement, such addition and such other amendments will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes.

(c) If the Calculation Agent determines in good faith that based on its review of peer credit card issuers’ required enhancement levels, sponsor credit ratings, collateral performance and other market factors, that the current enhancement levels of the DiscoverSeries Notes materially exceed the level of such peer credit card issuers, the Calculation Agent will request confirmation from the Note Rating Agencies to facilitate a reduction in credit enhancement requirements under Section 2.07(a).

Section 2.08. Acceleration of Principal Payment Dates and Maturity.

(a) If at any time either (i) the Issuer has received written confirmation from each applicable Note Rating Agency that reducing the Required Subordinated Percentage of Class C Notes for any Tranche of DiscoverSeries Notes will not result in a Ratings Effect for any Tranche of Outstanding DiscoverSeries Notes, and the Issuer reduces the Required Subordinated Percentage of Class C Notes for any such Tranche or (ii) the Unencumbered Amount is greater than zero, the Issuer, at the direction of the Beneficiary, shall, by written notice to the Indenture Trustee, declare that the immediately following Distribution Date be an Expected Principal Payment Date with respect to any portion of the Class C(2023-1) Notes that is equal to or less than the Unencumbered Amount. For the avoidance of doubt, such calculation shall include any principal payments to be made to all Senior Classes of DiscoverSeries Notes on such Distribution Date. It shall not be an Event of Default if the amount of principal due on such Expected Principal Payment Date with respect to the Class C(2023-1) Notes is not paid in full on such Expected Principal Payment Date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement.

(b) If at any time no Outstanding Tranche of DiscoverSeries Notes has a Required Subordinated Percentage of Class C Notes greater than zero, the Issuer, at the direction of the Beneficiary, shall, by written notice to the Indenture Trustee, declare an Expected Principal Payment Date to occur on the immediately following Distribution Date with respect to the entire Outstanding Dollar Principal Amount of the Class C(2023-1) Notes due. It shall not be an Event of Default if such amount is not paid in full on such date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement.

Section 2.09. [Reserved].

Section 2.10. Designation of Additional Amounts to Be Included in the Excess Spread Amount for the DiscoverSeries Notes. At any time that any outstanding Series of certificates issued by the Master Trust provides that the Series Principal Collections allocated to such Series will be deposited into the Group Finance Charge Collections Reallocation Account for the Master Trust to the extent necessary for application to cover shortfalls for other Series issued by the Master Trust, an amount equal to (x) all Series Principal Collections allocated to such Series, multiplied by (y) a fraction, the numerator of which is the sum of the Nominal Liquidation Amounts for each outstanding Tranche of the DiscoverSeries Notes (including the Class C(2023-1) Notes) and the denominator of which is (i) the Aggregate Investor Interest for the Master Trust minus (ii) the sum of the Series Investor Interests for all such Series that provide that the Series Principal Collections allocated to such Series will be so deposited, is hereby designated to be included in the Excess Spread Amount and shall be treated as Series Finance Charge Amounts for the DiscoverSeries.

Section 2.11. Duties of the Indenture Trustee. For the avoidance of doubt, the Indenture Trustee undertakes to perform only such duties as are specifically set forth in the Indenture, the Indenture Supplement, the Pooling and Servicing Agreement, any Series Supplement and this Agreement and as such shall have no obligation or responsibility to monitor or enforce compliance with Regulation RR, nor shall be liable to any Person for any violation of Regulation RR; provided that nothing in this Section 2.11 shall alter the Indenture Trustee’s duties, obligations or standard of care as set forth in the Indenture or any Indenture Supplement. It is understood and acknowledged that the Indenture Trustee has not provided any advice with respect to the acquisition of the Class C(2023-1) Notes, and has no financial interest in the acquisition of such Class C(2023-1) Notes.

Section 2.12. Seller’s Interest to Be Included in the Monthly Statement. The Issuer shall cause the Master Servicer to include the amount of the Seller’s Interest as of the Seller’s Interest Measurement Date on each investor certificateholder’s monthly statement delivered pursuant to the Series 2007-CC Supplement.

Section 2.13. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Class C(2023-1) Notes. No Transfer (or purported Transfer) of a Class C(2023-1) Note (or economic interest therein) shall be made by Discover Bank, the Transferor or any person which is considered the same person as Discover Bank or the Transferor for U.S. federal income tax purposes (except to a person which is considered the same person as Discover Bank for such purposes) and any such Transfer (or purported Transfer) of such Class C(2023-1) Note shall be void ab initio unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2023-1) Note will constitute debt for U.S. federal income tax purposes; provided that any such Class C(2023-1) Note may be pledged to a Federal Reserve Bank provided that the pledge thereof and the exercise of remedies by the Federal Reserve Bank in connection therewith shall be subject to the requirement that such Class C(2023-1) Note shall not be further transferrable unless an Opinion of Counsel is first delivered to the Indenture Trustee to the effect that such Class C(2023-1) Note will constitute debt for U.S. federal income tax purposes. If for tax or other reasons it may be necessary to track any such Class C(2023-1) Note (e.g., if a portion of the Class C(2023-1) Notes have original issue discount and a portion of the Class C(2023-1) Notes do not), tracking conditions such as requiring that such Class C(2023-1) Note be in definitive registered form may be required by the Transferor as a condition to such transfer.

Section 2.14. Tax Opinion. The obligation to provide the opinion set forth in clause (d) of the definition of “Issuer Tax Opinion” as required by Section 310(a)(iv) of the Indenture shall not apply to the Class C(2023-1) Notes.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST,
as Issuer

By:	Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee

By:	/s/ Christopher J. Nuxoll
Name: Christopher J. Nuxoll
Title: Vice President

Exhibit A

Form of Class C Note

DISCOVERSERIES CLASS C(2023-1) NOTE

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF DISCOVER CARD EXECUTION NOTE TRUST, DISCOVER FUNDING LLC AND DISCOVER BANK THAT (A) THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR, IN THE CASE OF THE INITIAL HOLDER HEREOF ONLY, ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT, (2) TO DISCOVER CARD EXECUTION NOTE TRUST, DISCOVER FUNDING LLC, DISCOVER BANK OR THEIR AFFILIATES OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IF APPLICABLE, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, ANY MASTER TRUST OR ANY SPECIAL PURPOSE ENTITY THAT ACTS AS A DEPOSITOR WITH RESPECT TO ANY MASTER TRUST OR THE ISSUER, ANY RECEIVERSHIP, INSOLVENCY, BANKRUPTCY OR SIMILAR PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES, THE INDENTURE, ANY DERIVATIVE AGREEMENT, ANY SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENT AND ANY SUPPLEMENTAL LIQUIDITY AGREEMENT.

Ex. A-1

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN (IN EACH CASE, EXCEPT FOR DISCOVER BANK (“DISCOVER”), THE TRANSFEROR OR ANY PERSON WHICH IS CONSIDERED THE SAME PERSON AS DISCOVER OR THE TRANSFEROR FOR U.S. FEDERAL INCOME TAX PURPOSES), AGREE TO TREAT THE NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

DISTRIBUTIONS OF PRINCIPAL TO THE HOLDER OF THIS CLASS C NOTE ARE SUBORDINATE TO THE PAYMENT ON EACH DISTRIBUTION DATE OF PRINCIPAL OF THE CLASS A NOTES AND THE CLASS B NOTES OF THE DISCOVERSERIES AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE AND INDENTURE SUPPLEMENT REFERRED TO HEREIN.

TRANSFER OF THIS NOTE IS SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TERMS DOCUMENT. NO TRANSFER OF THIS NOTE SHALL BE MADE BY DISCOVER, THE TRANSFEROR OR ANY PERSON WHICH IS CONSIDERED THE SAME PERSON AS DISCOVER OR THE TRANSFEROR FOR U.S. FEDERAL INCOME TAX PURPOSES (EXCEPT TO A PERSON WHICH IS CONSIDERED THE SAME PERSON AS DISCOVER FOR SUCH PURPOSES) AND ANY SUCH TRANSFER SHALL BE VOID AB INITIO UNLESS AN OPINION OF COUNSEL IS FIRST DELIVERED TO THE INDENTURE TRUSTEE TO THE EFFECT THAT THIS NOTE WILL CONSTITUTE DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES; PROVIDED THAT THIS NOTE MAY BE PLEDGED TO A FEDERAL RESERVE BANK PROVIDED THAT THE PLEDGE THEREOF AND THE EXERCISE OF REMEDIES BY THE FEDERAL RESERVE BANK IN CONNECTION THEREWITH SHALL BE SUBJECT TO THE REQUIREMENT THAT THIS NOTE SHALL NOT BE FURTHER TRANSFERRABLE UNLESS AN OPINION OF COUNSEL IS FIRST DELIVERED TO THE INDENTURE TRUSTEE TO THE EFFECT THAT THIS NOTE WILL CONSTITUTE DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES.

Ex. A-2

REGISTERED	up to $[•]
No. [•]

DISCOVER CARD EXECUTION NOTE TRUST

DISCOVERSERIES CLASS C(2023-1) NOTE

DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (herein referred to as the “Issuer” or the “Note Issuance Trust”), for value received, hereby promises to pay to [•], or registered assigns, subject to the following provisions, a principal sum reflected from time to time on the books and records of U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Indenture Trustee (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), payable as set forth in the Terms Document dated as of January 31, 2023 (the “Terms Document”), between the Issuer and the Indenture Trustee. The “Expected Maturity Date” for these Class C(2023-1) Notes is the latest “Expected Maturity Date” for any Senior Class of DiscoverSeries Notes, except as otherwise provided below or in the Indenture or the Indenture Supplement (as defined on the reverse hereof); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the latest “Legal Maturity Date” for any Senior Class of DiscoverSeries Notes (the “Legal Maturity Date”). Interest will not accrue on this Note. The principal of this Note shall be paid in the manner specified on the reverse hereof.

Principal is expected to be paid concurrently with the payment of principal on senior tranches of notes. The principal may be payable monthly, and may be payable earlier or later than the expected dates for such payments, following an Event of Default or while an Early Redemption Event has occurred and is continuing. No principal will be distributed on the Note following the distribution of proceeds of a Receivables Sale. Interest shall not be payable on this Note.

Series Principal Amounts allocated to the Class C(2023-1) Notes will be applied first to pay shortfalls in interest on Class A Notes and Class B Notes, then to pay any shortfalls in Series Servicing Fees allocable to the DiscoverSeries, and then to make Targeted Principal Deposits to the Principal Funding Subaccounts for Class A Notes and Class B Notes, including Targeted Prefunding Deposits, before being applied to make Targeted Principal Deposits to the Principal Funding Subaccounts of Subordinate Notes. Principal will not be paid on the Class C(2023-1) Notes prior to their Legal Maturity Date unless each of the Class A Usage of Class C Notes and the Class B Usage of Class C Notes is zero for each Tranche of Class A Notes and Class B Notes of the DiscoverSeries and the required level of subordination for the Class A Notes and Class B Notes of the DiscoverSeries is available after giving effect to such payment.

The principal of this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

The Initial Dollar Principal Amount of this Note is $[_]. All increases or decreases in the Outstanding Dollar Principal Amount made pursuant to the Terms Document shall be maintained on the records of U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Indenture Trustee, on behalf of the Issuer; provided, however, that the failure of the Indenture Trustee to make any such recordation, or any error thereon, shall not affect the obligations of Discover Bank hereunder or under the Terms Document.

Ex. A-3

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, Indenture Supplement or the Terms Document referred to on the reverse hereof, or be valid or obligatory for any purpose.

Ex. A-4

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Date:

Ex. A-5

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:

Ex. A-6

REVERSE OF NOTE

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class C(2023-1) DiscoverSeries Notes (herein called the “Class C(2023-1) Notes”), all issued under an Amended and Restated Indenture, dated as of December 22, 2015, as amended by Amendment No. 1 to Master Indenture and Amendment No. 1 to Indenture Supplement, dated as of August 27, 2019 (such Indenture, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture”), as supplemented by a Second Amended and Restated Indenture Supplement for the DiscoverSeries Notes, dated as of December 22, 2015, as amended by Amendment No. 1 to Master Indenture and Amendment No. 1 to Indenture Supplement, dated as of August 27, 2019 (such Indenture Supplement, as may be further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, is herein called the “Indenture Supplement”), between the Issuer and Indenture Trustee, to which Indenture and Indenture Supplement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Class C(2023-1) Notes are subject to all terms of the Indenture, the Indenture Supplement and the Terms Document. All terms used in this Class C(2023-1) Note that are defined in the Indenture, the Indenture Supplement and the Terms Document shall have the meanings assigned to them in or pursuant to the Indenture, the Indenture Supplement and the Terms Document.

The Class A Notes, the Class B Notes and the Class D Notes of the DiscoverSeries and other tranches of Class C Notes of the DiscoverSeries will also be issued under the Indenture and the Indenture Supplement.

The Class C(2023-1) Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture and the Indenture Supplement.

The Class C(2023-1) Notes are subordinated in right of payment of principal to the Class A Notes and the Class B Notes and provide loss protection to the Class A Notes and the Class B Notes of the DiscoverSeries, to the extent set forth in the Indenture Supplement. The Class C(2023-1) Notes will not bear interest. Principal Amounts allocable to the Class C(2023-1) Notes may be applied to pay the Class A Interest Allocation and the Class B Interest Allocation or the Series Servicing Fees of the DiscoverSeries, to the extent set forth in the Indenture Supplement.

Principal of the Class C(2023-1) Notes will be payable on (i) the Expected Maturity Date, (ii) each Distribution Date on which the amount calculated pursuant to Section 2.02 of the Terms Document is positive and (iii) any Distribution Date that is designated as an Expected Principal Payment Date pursuant to Section 2.08 of the Terms Document (“Expected Principal Payment Date”). For each Expected Principal Payment Date, the amount of principal due with respect to the Class C(2023-1) Notes shall be an amount, if positive, equal to the amount derived from the formula provided in Section 2.02 of the Terms Document.

Ex. A-7

As described above, the entire unpaid Outstanding Dollar Principal Amount of this Class C(2023-1) Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid Outstanding Dollar Principal Amount of the Class C(2023-1) Notes shall be due and payable on the date on which an Event of Default relating to the Class C(2023-1) Notes shall have occurred and be continuing and, except in the event of an insolvency related default, the Indenture Trustee or the Majority Holders of the applicable Series, Class or Tranche of Outstanding Dollar Principal Amount of the Outstanding Notes have declared the Class C(2023-1) Notes to be immediately due and payable in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid Outstanding Dollar Principal Amount of the Notes may be rescinded by the Majority Holders of such applicable Series, Class or Tranche of Notes.

On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of any Tranche of Notes is reduced to less than 5% of its highest Outstanding Dollar Principal Amount, the Depositor or any Affiliate thereof has the right, but not the obligation, to redeem such Tranche of Notes in whole but not in part, pursuant to Section 1202 of the Indenture. The redemption price will be an amount equal to the Outstanding Dollar Principal Amount of such Tranche, plus accrued, unpaid and additional interest, if any, or principal accreted and unpaid on such Tranche to but excluding the date of redemption.

Subject to the terms and conditions of the Indenture, the Beneficiary, on behalf of the Note Issuance Trust, may from time to time issue, or direct the Owner Trustee, on behalf of the Note Issuance Trust, to issue, one or more Series, Classes or Tranches of Notes.

On each Payment Date, the Paying Agent shall distribute to each Holder of Class C(2023-1) Notes of record on the related Record Date (except for the final distribution with respect to the Class C(2023-1) Notes) the pro rata share for such Holder of Class C(2023-1) Notes of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay principal on the Class C Notes.

Payments of principal made on any Payment Date, if any, to the extent not in full payment of this Class C(2023-1) Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Class C(2023-1) Note on the Note Register as of the close of business on each Record Date, except that with respect to Class C(2023-1) Notes registered on the Record Date in the name of the nominee of a clearing agency, payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class C(2023-1) Note be submitted for notation of payment. Any reduction in the principal amount of this Class C(2023-1) Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class C(2023-1) Note and of any Class C(2023-1) Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class C(2023-1) Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Class C(2023-1) Note at the Indenture Trustee’s principal Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for such purposes located in the City of New York.

Ex. A-8

As provided in the Indenture and subject to certain limitations set forth therein and as set forth in the first legend on the face hereof, the transfer of this Class C(2023-1) Note may be registered on the Note Register upon surrender of this Class C(2023-1) Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Class C(2023-1) Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class C(2023-1) Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

To the fullest extent permitted by applicable law, each Noteholder or Note Owner, by acceptance of a Class C(2023-1) Note or, in the case of a Note Owner, a beneficial interest in a Class C(2023-1) Note, covenants and agrees that by accepting the benefits of the Indenture it will not at any time institute against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer, or join in any institution against the Issuer, any Master Trust or any special purpose entity that acts as a depositor with respect to any Master Trust or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, any Derivative Agreement, any Supplemental Credit Enhancement Agreement and any Supplemental Liquidity Agreement.

Prior to the due presentment for registration of transfer of this Class C(2023-1) Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Class C(2023-1) Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Class C(2023-1) Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than 66 2/3% of the Outstanding Dollar Principal Amount of each adversely affected Series, Class or Tranche of Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class

Ex. A-9

C(2023-1) Note shall be conclusive and binding upon such Holder and upon all future Holders of this Class C(2023-1) Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class C(2023-1) Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Class C(2023-1) Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Class C(2023-1) Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS CLASS C(2023-1) NOTE AND THE INDENTURE WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.

No reference herein to the Indenture and no provision of this Class C(2023-1) Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of this Class C(2023-1) Note at the times, place, and rate, and in the coin or currency herein prescribed.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Class C(2023-1) Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class C(2023-1) Note.

Ex. A-10

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
Signature Guaranteed:

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Ex. A-11